[Execution Copy]


________________________________________________________________________________


                                   $5,000,000

                         FIVE-YEAR CONVERTIBLE DEBENTURE





                          DEBENTURE PURCHASE AGREEMENT

                                      dated

                                December 22, 1997

                                     between

                          BUCKHEAD AMERICA CORPORATION

                                       and

                          BAY HARBOUR MANAGEMENT, L.C.


________________________________________________________________________________

          DEBENTURES PURCHASE AGREEMENT dated as of December 22, 1997 (the "Agreement"), between BUCKHEAD AMERICA CORPORATION, a Delaware corporation (the "Company"), and BAY HARBOUR MANAGEMENT, L.C., a Florida limited company, for its managed accounts (the "Purchaser").

          The parties hereto agree as follows:

     Issuance of Securities and Reservation of Reserved Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance of Five Year Convertible Debentures (the "Debentures") in substantially the form of Exhibit A hereto in the aggregate principal amount of $5,000,000, and the Company has authorized the reservation of a sufficient number of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company to provide for conversion of the Debentures (such reserved shares being referred to herein as the "Reserved Shares").

     2. Purchase, Sale and Delivery. On the basis of the representations, warranties, covenants and agreements, but subject to the terms and conditions, set forth in this Agreement, at the Closing (as defined below), the Company agrees to sell and deliver to the Purchaser, and the Purchaser agrees to purchase from the Company, the Debentures at 100% of the aggregate principal amount of the Debentures (the "Purchase Price"). The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement shall take place on December 22, 1997 at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019 or on such other date and location as the Purchaser and the Company may mutually agree (such date of the Closing being herein referred to as the "Closing Date"). The Purchase Price shall be delivered to the Company in funds payable at Closing by wire transfer of immediately available Federal funds (instructions for which will be provided by the Company to the Purchaser prior to the Closing Date), against receipt of the Debentures issued to the order of the Purchaser's designees (each a "Managed Account" and collectively, the "Managed Accounts") as set forth in Annex I hereto in the respective principal amount set forth beside the name of Managed Account.

     3. Representations and Warranties of the Company. The Company represents and warrants, and agrees, as follows:

          (a) Organization. The Company and each of the subsidiaries of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries"), are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and are duly qualified and in good standing to do business in each jurisdiction in which such qualification is necessary because of the property owned or leased or because of the nature of business conducted by it, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect").

          (a) Capital Stock; Indebtedness; Liens.

               (i) The authorized capital stock of the Company as of the date hereof consists of 3,000,000 shares of Common Stock, par value $.01 per share, and 200,000 shares of Preferred Stock, par value $100 per share, of which 1,897,779 shares of Common Stock and 30,000 shares of Preferred Stock are validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof. All outstanding shares of capital stock of the Company are duly authorized and not subject to any pre-emptive rights. Except for such 1,897,780 shares of Common Stock, 30,000 shares of Preferred Stock, the options set forth in Schedule 1(b)(ii), there are no other shares of capital stock or other securities of the Company issued or outstanding.

               (ii) Except as set forth in Schedule 1(b)(ii), there are no options, warrants, rights, calls, contracts, commitments or agreements to which the Company is a party or is bound relating to any shares of capital stock or other securities of the Company, whether or not outstanding. Except for certain former stockholders of Lodgekeeper, Inc. for whom the Company maintains a S-3 registration statement with File No. 333-37691 (the "Lodgekeeper S- 3"), no person has any right to cause the Company to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of Common Stock or any other securities of the Company. There are no voting trusts, voting agreements, proxies or other agreements or instruments with respect to the voting of the Company's capital stock to which the Company is a party or, to the best of the Company's knowledge, among or between any persons other than the Company.

          (c) Authorization of Agreement. The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers and have been duly authorized by all requisite corporate action by the Company; and this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

          (d) Authorization of Debentures. The issuance, sale and delivery of the Debentures are within the Company's corporate powers and have been duly authorized by all requisite corporate action of the Company, and when issued, sold and delivered in accordance with the provisions of this Agreement, each Debenture will constitute the valid and binding obligation of the Company, enforceable in accordance with its terms.

          (e) Authorization of Shares. Each Debenture is convertible into Common Stock in accordance with the terms of this Agreement and of each Debenture. The Company has duly reserved a sufficient number of shares of Common Stock for issuance upon conversion of each Debenture. The reservation, issuance and delivery of the Reserved Shares are within the Company's corporate powers and have been duly authorized by all requisite corporate action of the Company, and when issued and delivered in accordance with the terms of this Agreement and the terms of the Debentures, the Reserved Shares will be validly issued and outstanding, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the shareholders of the Company or others. The stockholders of the Company have no preemptive rights with respect to the Debentures, the Reserved Shares or the Common Stock.

504231.1

          (f) Non-Contravention; No Required Consents. The execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Debentures and the reservation, issuance and delivery of the Reserved Shares, and compliance with the provisions hereof and thereof by the Company will not
(i) violate any applicable provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment, or decree of any court, administrative agency or other governmental body applicable to the Company, any of the Subsidiaries or any of their properties or assets or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under the Company's or any Subsidiary's certificate of incorporation or bylaws, or (x) any material note, indenture, mortgage, lease, contract, agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound or affected or
(y) any material note, indenture, mortgage, lease, agreement or other contract, agreement or instrument to which any Subsidiary is a party or by which it or any of its properties or assets are bound or affected. Except for the filing of any notice subsequent to the Closing that may be required under applicable Federal or state securities laws or the Nasdaq Stock Market (which, if required, shall be filed on a timely basis as may be so required), no consent, approval or authorization of, or declaration to, or filing with, any Person is required for the valid authorization, execution, delivery, and performance by the Company of this Agreement or for the valid authorization, issuance, sale and delivery of the Debentures or for the valid authorization, reservation, issuance and delivery of the Reserved Shares. The term "Person", as used herein, means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association or any other entity or organization, including, without limitation, a government or political subdivision or an agency, instrumentality or official thereof.

          (g) Litigation. Except as disclosed in the Reports (as defined below), there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or, to the knowledge of the Company or any Subsidiary, threatened against or affecting the Company or any Subsidiary, whether at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which individually or in the aggregate would, if adversely determined, have a Material Adverse Effect, or which in any manner draws into question the validity of this Agreement, the Debentures or the Reserved Shares or the transactions contemplated hereby or thereby.

          (h) Financial Statements. The consolidated financial statements of the Company and the Subsidiaries set forth in the (i) Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, reported on by KPMG Peat Marwick LLP and (ii) Company's Quarterly Reports on Form 10-QSB for the three month periods ended March 31, 1997, June 30, 1997, and September 30, 1997, in each case fairly present the consolidated financial position of the Company and the Subsidiaries as of such dates and the consolidated results of operation and cash flows for such periods then ended in conformity with GAAP. KPMG Peat Marwick LLP is an independent accountant as defined under the Securities Act and the rules and regulations promulgated thereunder.

504231.1

          (i) Absence of Changes. Since September 30, 1997, the Company and each Subsidiary has been operated in the ordinary course of business consistent with past practice and there has not been (i) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Company and its Subsidiaries, taken as a whole; or
(ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of Common Stock, or any direct or indirect redemption, purchase or other acquisition of any such shares of Common Stock.

          (j) No Defaults.  Neither the Company nor any Subsidiary is in default
(i) under its certificate of incorporation or bylaws, or any indenture, mortgage, lease, purchase or sales order, or any other contract, agreement or instrument to which the Company or any Subsidiary is a party or by which they or any of their properties are bound or affected or (ii) with respect to any order, writ, injunction or decree of any court or any Federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, which defaults individually or in the aggregate would have a Material Adverse Effect. There exists no condition, event or act which constitutes, or which after notice, lapse of time, or both, would constitute, a default under any of the foregoing, which defaults individually or in the aggregate would have a Material Adverse Effect.

          (k) SEC Reports. The Company has delivered to the Purchaser its (i) Annual Report on Form 10-KSB for the year ended December 31, 1996, (ii) Quarterly Reports on Form 10-QSB for the three months ended March 31, 1997, June 30, 1997, and September 30, 1997 and (iii) Current Reports on Form 8-K and Form 8-K/A dated April 25, 1997, May 22, 1997, May 29, 1997, June 9, 1997, July 22,
1997, October 8, 1997, December 8, 1997 and December 12, 1997 (together, the "Reports"). The description of the business, operations, properties and assets of the Company contained in the Reports, as well as all other factual statements concerning the Company contained therein, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l) Offering Exemption. Assuming the accuracy of the representations set forth in Article 4, the offering and sale of the Debentures and the issuance of the Reserved Shares upon conversion of the Debentures are each exempt from registration under the Security Act pursuant to Section 4(2) of such Act.

          (m) SEC Filings. The Company has timely filed all reports required to be filed under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and any other material reports or documents required to be filed with the Securities and Exchange Commission ("SEC") since November 30, 1996. The Company meets the requirements for the use of Form S-3 for the registration of the resale of the Reserved Shares by the Purchaser.

504231.1

          (m) Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

               (a) Organization. The Purchaser is a limited company duly organized, validly existing and in good standing under the laws of Florida, and is duly qualified and in good standing to do business in each jurisdiction in which such qualification is necessary because of the property owned or leased or because of the nature of business conducted by it, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

               (b) Authorization of Agreement. The execution, delivery and performance by the Purchaser of this Agreement are within the Purchaser's company powers and have been duly authorized by all requisite company action by the Purchaser; and this Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

               (c) Investment Purpose. The Managed Accounts are acquiring the Debentures for investment and not with a view to the distribution thereof except in compliance with the Securities Act.

               (d) Investment Advisor; Managed Accounts. The Purchaser is (i) an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, (ii) authorized to act in its capacity as investment advisor on behalf of each Managed Account to (A) execute and perform this Agreement and (B) make the representations set forth herein, and (iii) not required to register as a broker-dealer pursuant to Section 15 of the Exchange Act.

               (e) Restricted Securities. The Purchaser understands that the Debentures have not been registered under the Securities Act; and that each Debenture is a restricted security within the meaning of Rule 144 under the Securities Act.

               (f) Accredited  Investor.  Each Managed  Account is an Accredited
Investor (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended. The Purchaser is a resident of the State of Florida. The Managed Accounts are organized under the laws of the jurisdiction set forth beside the name of each Managed Account in Annex I hereto and conduct their investment activities through the offices of the Purchaser located in Florida. The Managed Accounts do not conduct business in any other location.

               (g) Information. The Purchaser acknowledges that it has received copies of the Reports, the Lodgekeeper S-3 and all other information requested from the Company.

          Conditions of Obligations of the Purchaser. The obligations of the Purchaser to perform under this Agreement are subject to the satisfaction of the following conditions at the Closing unless waived by the Purchaser:

     5. Debentures. The Purchaser shall have received duly executed Debentures, substantially in the form of exhibit A hereto, evidencing the aggregate principal amount of $5,000,000.

504231.1

          (b) Origination Fee. The Purchaser, on behalf of the Managed Accounts, shall have received from the Company an origination fee in the amount of $100,000 in immediately available funds.

          (c) Purchaser's Fees and Expenses. The Purchaser shall have received from the Company an amount, not to exceed $50,000, equal to all fees and expenses paid or incurred by the Purchaser in connection with the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated thereby, including, without limitation, all fees and expenses of counsel to the Purchaser, and all other related costs and expenses.

          (d) Actions Authorized; Certified Copy of Authorizing Resolutions. All action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Company, and the Company shall have full power and right to consummate the transactions contemplated hereby. The Company shall have furnished to the Purchaser such documents relating to its corporate existence and authority (including, without limitation, certified copies of the Company's Certificate of Incorporation, Bylaws, resolutions and minutes of meetings of the Board of Directors authorizing this Agreement, the Debentures and the Reserved Shares and good standing certificates from the Secretaries of State of the states of Delaware and Georgia, and such other matters as the Purchaser or its counsel may reasonably request.

          (e) Legal Opinion. The Purchaser shall have received an opinion dated the Closing Date of Arnall, Golden & Gregory, LLP counsel to the Company, in a form satisfactory to the Purchaser.

          (f) Representations and Warranties; Compliance; No Default. The representations and warranties of the Company in Section 3 shall be true and correct in all respects on and as of the Closing Date; the Company shall have complied with all obligations, covenants and conditions required to be complied with by it pursuant to this Agreement or the Debentures on or prior to the Closing; and the Purchaser shall have received a certificate signed by the Company's President and Chief Executive Officer to the foregoing effect. No Event of Default under the Debentures and no event or condition which, with the giving of notice or the lapse of time or both, would, unless cured or waived, become such an Event of Default, shall have occurred and be continuing.

          (g) Other Documents. The Company is delivering to the Purchaser such other certificates or documents as the Purchaser may reasonably request.

               (g) Transfer of Debentures.

               (a) Restriction on Transfer. A Debenture shall not be transferable except upon the conditions specified in this Section 6, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the transfer of such Debenture.

               (b) Restrictive Legend. Each Debenture shall (unless otherwise permitted by the provisions of Section 6(d)) be stamped or otherwise imprinted with legends in substantially the following form:

504231.1

         THESE SECURITIES HAVE NOT BEEN REGISTERRED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS OR LAWS, AND HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH ACTS AND LAWS, INCLUDING BUT NOT LIMITED TO THE EXEMPTION CONTAINED IN SECTION 4(2) OF THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT HAS BECOME AND IS THEN EFFECTIVE WITH RESPECT TO SUCH SECURITIES OR BUCKHEAD HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT, TO THE EFFECT THAT THE PROPOSED SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL APPLICABLE STATE SECURITIES ACTS AND LAWS.

               (c) Each certificate or other instrument evidencing the securities issued upon the transfer or conversion of a Debenture (and each certificate or other instrument evidencing any untransferred balance of such Debenture) shall bear such legend unless transferred pursuant to an effective registration statement under the Securities Act or unless registration of future transfer is not required by the applicable provisions of the Securities Act.

     7.  Registration of Registrable Stock.

          (a) Mandatory Shelf Registrations.

               (i) The Company shall, within 15 business days of delivery of (x) a written request to register Registrable Stock (as defined below) by any holder of Registrable Stock or (y) the first written notice from the Purchaser (or any other holder of a Debenture, a "Holder") of an intent to convert a Debenture (the "Initial Conversion Date"), file with the SEC a Shelf Registration Statement (as defined below) relating to the offer and sale of the shares of Common Stock or other securities issued or issuable upon conversion of the Debentures (the "Registrable Stock") by the holders of Registrable Stock from time to time in accordance with the methods of distribution elected by such holders and set forth in such Shelf Registration Statement: "register,"
"registered" and "registration" each refer to a registration of Registrable Stock effected by filing with the SEC a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement. "Shelf Registration" means a registration effected pursuant to this Section 7. "Shelf Registration Statement" means a shelf registration statement of the Company filed with the SEC pursuant to the provisions of this Section 7 which covers all of the Registrable Stock, as applicable, on Form S-3 under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               (ii) The Company shall use its best efforts (x) to cause each Shelf Registration Statement to become effective as promptly as possible but in no event more than

504231.1

60 days after the Initial Conversion Date and thereafter, no more than 60 days after the written request to register Registrable Stock, in each case, unless delayed by events entirely outside the control of the Company, (y) to keep each Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the holders of Registrable Stock for a period of at least six (6) months from the effective date thereof, and (z) to cause all the Registrable Stock covered by each Shelf Registration Statement as of the effective date thereof to be listed on the Nasdaq National Market or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded.

               (iii) A request to register Registrable Stock may be made by a holder of Registrable Stock or a Holder that has provided a notice to convert a Debenture at any time after the Original Issue Date (as defined in the Debenture); provided that the holders of Registrable Stock may not make more than an aggregate of five (5) independent requests to the Company for registration of Registrable Stock; further provided that no request shall be made if (i) all holders of all shares of Registrable Stock are eligible to resell the Registrable Stock pursuant to paragraph (k) of Rule 144 promulgated under the Securities Act and (ii) all shares of Registrable Stock have been listed on the Nasdaq National Market or such other principal securities market on which securities of the same class or series issued by the Company are then listed or traded.

          (b)   Registration   Procedures.   In   connection   with  each  Shelf
Registration Statement to be filed by the Company pursuant to this Section 7, the Company shall:

               (i) prepare and file with the SEC a Shelf Registration Statement on Form S-3 with respect to all Registrable Stock and use its best efforts to cause such Shelf Registration Statement to become and remain effective as provided in this Agreement for a period of at least six (6) months or until all registered stock is sold, which ever occurs first;

               (ii) submit to the SEC, within three business days after the Company learns that no review of the Shelf Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness of the Shelf Registration Statement to a time and date not later than 48 hours after the submission of such request;

                prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and current for a period of at least six (6) months or until all registered stock is sold, which ever occurs first, and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such Shelf Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such Registrable Stock;

               (iv) furnish (x) to the Purchaser, and its legal counsel, (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Shelf Registration Statement and any amendment thereto, each prospectus and each amendment or supplement thereto, (2) each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the

504231.1

SEC or the staff of the SEC relating to such Shelf Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (y) to each selling holder of Registrable Stock such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents, as such holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock owned by such holder;

               (v) use its best efforts to register or qualify the shares of Registrable Stock covered by such Shelf Registration Statement under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares of Registrable Stock owned by such seller; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (x) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(v) or (y) to file a general consent to service of process in any such jurisdiction; and

               (vi) furnish to each prospective seller, at the expense of the Company, a signed counterpart, addressed to the prospective sellers, of (x) an opinion of counsel for the Company, dated the effective date of the Shelf Registration Statement, and (y) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter), dated the effective date of the Shelf Registration Statement, signed by the independent auditors who have certified the Company's financial statements included in the Shelf Registration Statement, covering substantially the same matters with respect to the Shelf Registration Statement (and the prospectus included therein) and (in the case of the "comfort" or "agreed upon procedures" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35); provided, however that the Company shall only be obligated to bear the expense of the first "comfort" letter requested by the prospective sellers and the expense to obtain a "comfort" letter in connection with another registration shall be paid by the prospective sellers requesting such "comfort" letter.

          (c) Designation of Underwriter. In the case of any registration effected pursuant to this Section 7, a majority in interest of the holders of Registrable Stock shall have the right to designate the managing underwriter in any underwritten offering, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld.

          (d) Cooperation by Prospective Sellers.

               (i) Each prospective seller of Registrable Stock, and each underwriter designated in accordance with Section 7(c), will furnish to the Company such information as the Company may reasonably require from such seller or underwriter in connection with any Shelf Registration Statement (and the prospectus included therein).

504231.1

               (ii) The holders holding shares of Registrable Stock included in the registration will not (until further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. In connection with any offering each Holder who is a prospective seller, will not use any offering document, offering circular or other offering materials with respect to the offer or sale of Registrable Stock, other than the prospectuses provided by the Company and any documents incorporated by reference therein.

               Expenses. All expenses incurred in complying with this Section 7, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with securities and "blue sky" laws, printing expenses and fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the holders of Registrable Stock, and of the independent certified public accountants shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Stock covered by registrations effected pursuant to this Section 7 shall not be borne by the Company but shall be borne by the seller or sellers.

504231.1

          (f)  Indemnification.

               (i) The Company shall indemnify and hold harmless the seller of any shares of Registrable Stock registered under the Securities Act pursuant to this Section 7, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act, or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared or furnished by the Company incident to the registration or qualification of any Registrable Stock pursuant to this Section 7, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the Company shall not be liable in such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement under which such Registrable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such seller or underwriter expressly for use therein and (ii) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such seller results from the fact that such seller or underwriter sold shares of Registrable Stock to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus, or of the final prospectus as then amended or supplemented, if the Company has previously furnished copies thereof to such seller or underwriter.

               (ii) Each prospective seller of Registrable Stock and any underwriter acting on its behalf shall indemnify and hold harmless (in the same manner and to the same extent as set forth in (i) above) the Company, each director of the Company, each officer of the Company who shall sign any Shelf Registration Statement and any person who controls the Company within the meaning of the Securities Act or the Exchange Act, with respect to any untrue statement or omission from any Shelf Registration Statement, any preliminary prospectus or prospectus contained therein, or any amendment or supplement thereof, or any registration or qualification under state securities or "blue sky" laws, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or such underwriter, as the case may be,

504231.1
specifically for use in the preparation of any Shelf Registration Statement, preliminary prospectus, prospectus or amendment or supplement; provided that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller of Registrable Stock, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Registrable Stock effected pursuant to such registration, except in the case of an intentional misrepresentation by such prospective seller or underwriter.

               (iii) Notwithstanding the foregoing provisions of this Section 7, if pursuant to an underwritten public offering of Common Stock, the Company, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of Section 7(f) shall be deemed inoperative for purposes of such offering to the extent inconsistent therewith.

               Each party entitled to indemnification under this Section 7(f) (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that the counsel who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the indemnified party and shall not, without the indemnified party's consent (which consent shall not be unreasonably withheld), be counsel to the indemnifying party, and the indemnified party may participate in such defense, but only at such indemnified party's expense, and provided, further, that the omission by any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7(f) except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     8. Covenants.  The Company agrees that:

          (a)   Information.  The Company shall deliver to each Holder:

               (i) (A) as soon as available and in any event within 5 days after filing of each of the Company's Quarterly Reports on Form 10-QSB (or other applicable form) and Current Reports on Form 8-K with the SEC, copies of each of such reports; and (B) as soon as available and in any event within 10 days after filing of each of the Company's Annual Reports on Form 10-KSB (or other applicable form) including copies of the Company's Annual Report to Shareholders and Proxy Statement with the SEC, copies of each of such reports;

               (ii) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all information (other than as described in clause
(i)) so mailed;

               (iii) simultaneously with the delivery of each set of financial statements referred to above, a certificate of the chief financial officer or the chief accounting officer of the

504231.1

Company stating whether any Event of Default, as defined in the Debentures, or any condition or event which, with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default, exists on the date of such certificate and, if any Event of Default or any such condition or event then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

               (iv) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as any Holder may reasonably request (it being understood and agreed that no Holder shall be entitled to request any confidential or proprietary information of the Company and its Subsidiaries pursuant to this clause (iv)).

               Inspection of Property, Books and Records. The Company will keep, and will use its best efforts to cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Holder at such Holder's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times, upon reasonable notice and as often as may reasonably be desired (it being understood and agreed that no Holder shall be entitled to request any confidential or proprietary information of the Company and its Subsidiaries pursuant to this subsection (e)).

          (c) Use of Proceeds. The Company will use the proceeds of the sale of the Debentures for working capital, renovation of existing hotel properties and other valid corporate purposes.

          (d) SEC Filings and S-3 Requirements. The Company will timely file all reports required to be filed under the Exchange Act and any other material reports or documents required to be filed in order for the Company to meet the requirements for use of Form S-3 for registration of the resale of the Reserved Shares by the Purchaser.

     9. Miscellaneous.

          (a) Survival of Representations, Warranties and Agreements. All repre-sentations and warranties hereunder shall survive the Closing. All statements contained in any certificate or other instrument delivered by the Company or pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Company under this Agreement.

          (b) Entire Agreement; Benefit. This Agreement and the Schedules and Exhibits hereto, and the Debentures, contain the entire agreement between the Company and the Purchaser with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto. This Agreement and the terms and provisions hereof are for the sole benefit of the Company, the Purchaser, the Managed Accounts and their respective successors and permitted assigns.

504231.1

          (c) Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          (d) Notices. All notices or other communications provided for in this Agreement shall be in writing and shall be sent by confirmed telecopy (with an undertaking to provide a hard copy) or delivered by hand or sent by overnight courier service prepaid to the address specified below.

(d) If to the Company:

                Buckhead America Corporation
                4243 Dunwoody Club Drive
                Suite 200
                Atlanta, Georgia  30350-5206
                Attention:  Chief Executive Officer
                Telecopy:  770-393-2480

with a copy to:

                Arnall Golden & Gregory, LLP
                2800 One Atlantic Center
                1201 West Peachtree Street
                Atlanta, GA  30309
                Attention:  B. Joseph Alley, Jr.
                Telecopy:  404-873-8689

If to the Purchaser:

                Bay Harbour Management, L.C.
                885 Third Avenue, 38th Floor
                New York, NY  10022
                Attention:  Mr. Douglas Teitelbaum
                Telecopy:  212-371-7497

with a copy to:

                Howard, Darby & Levin
                1330 Avenue of the Americas
                New York, New York  10019
                Attention:  Warren G. Caywood, Esq.
                Telecopy:  212-841-1010

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

          (e) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

504231.1

          (f) Amendments. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of (i) the Company and (ii) the Purchaser, so long as it holds the Debentures or any of the Reserved Shares issued upon conversion thereof.

          (f) Assignment. This Agreement shall not be assignable by either party without the consent of the other party, except that the Agreement, or the rights under this Agreement, in whole or in part, may be assigned by the Purchaser to any party (or parties) who purchases a Debenture.

          (h) Expenses; Documentary Taxes; Indemnification.

               (i) The Company shall pay (A) all out-of-pocket expenses of the Purchaser, including fees and disbursements of counsel for the Purchaser, in connection with the preparation of this Agreement, (B) all out-of-pocket expenses of each Holder, including fees and disbursements of counsel for such Holder, in connection with any waiver or consent under this Agreement or under the Debenture or any amendment of this Agreement or the Debenture or any default or alleged default under this Agreement or under the Debenture and (C) if an Event of Default, as defined in the Debenture, occurs, all out-of-pocket expenses incurred by each Holder, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify each Holder against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Debenture or any conversion of the Debenture.

               (ii) The Company hereby indemnifies and holds the Purchaser and each Holder and their respective its affiliates, shareholders, officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from and against any and all actions, causes of action, suits, losses, costs, claims, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including attorneys' and other experts' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to (A) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds from the sale of the Debentures; (B) the entering into and performance of this Agreement and any other document delivered in connection herewith by any of the Indemnified Parties, provided that no indemnity shall be sought on account of claims arising solely out of (x) any violation of law by the Purchaser or any Holder or (y) the breach by the Purchaser or any Holder of any contract, agreement or instrument to which the Purchaser or such Holder is a party or (C) the enforcement of the rights of the Indemnified Parties under this Section 9(h).

               (iii) An Indemnified Party shall give notice to the Indemnifying Party of any claim of indemnification pursuant to this Section 9(h) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that the counsel who shall conduct the defense of such claim or

504231.1
litigation, shall be reasonably satisfactory to the Indemnified Party and shall not, without the Indemnified Party's consent (which consent shall not be unreasonably withheld), be counsel to the Indemnifying Party, and the Indemnified Party may participate in such defense, but only at such Indemnified Party's expense and provided, further, that the omission by the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9(h) except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. In any case in which the Indemnifying Party does not assume the defense of any claim or any litigation for which indemnification may or has been sought pursuant to this Section 9(h), the Indemnified Party shall be entitled to be represented by the counsel of such Indemnified Party's choice in connection with the defense (including any investigation) of any third party claim against or involving such Indemnified Party and, the Company shall pay, or reimburse such Indemnified Party for, the fees and expenses of such counsel and all other expenses relating to such defense. This indemnity shall survive repayment or transfer of the Debentures, the conversion of any Debenture into Reserved Shares or the transfer of any Reserved Shares. The Company's obligation to any Indemnified Party under this indemnity shall be without regard to fault on the part of the Company with respect to the violation or condition which results in liability of any Indemnified Party. If and to the extent that the foregoing undertaking is determined to be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

               (iv) Nothing contained in this Section 9(h), or elsewhere in this Agreement, shall be deemed an election of remedies under this Agreement or limit in any way the liability of any party under any other agreement to which such party is a party relating to this Agreement or the transactions contemplated by this Agreement.

          (i) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

          (j) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

          (k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

504231.1

          (m) CONSENT TO JURISDICTION. EACH OF THE HOLDERS AND THE COMPANY HEREBY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE DEBENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE HOLDERS AND THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE HOLDERS AND THE COMPANY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY THE DELIVERY (BY OVERNIGHT COURIER) TO IT AT ITS ADDRESS SPECIFIED IN SECTION 9(D) OF THIS AGREEMENT (OR IN THE CASE OF A HOLDER OTHER THAN THE PURCHASER, TO ITS ADDRESS AS IT APPEARS IN THE REGISTER MAINTAINED BY THE COMPANY). EACH OF THE HOLDERS AND THE COMPANY FURTHER AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND BINDING AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          (n) WAIVER OF JURY TRIAL. THE COMPANY AND EACH OF THE HOLDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



504231.1

     IN WITNESS WHEREOF, this Debenture Purchase Agreement has been duly executed by an officer of each of the parties hereto thereunto duly authorized all on the date first above written.


                                               BUCKHEAD AMERICA CORPORATION



                                               By:______________________________
                                                  Name:
                                                  Title:


                                               BAY HARBOUR MANAGEMENT, L.C.



                                               By:______________________________
                                                  Name:
                                                  Title:

                                                                         Annex I


     The Debentures are to be issued to the following Managed Accounts in the amount set forth beside the name of each Managed Account:



                                          Jurisdiction of
Managed Account                           Organization          Principal Amount

Trophy Hunter Investments, L.P.              Florida              $1,000,000.00
Lipstick, Ltd.                               Bahamas                $750,000.00
Bay Harbour 90-1, L.P.                       Florida              $1,250,000.00
Bay Harbour Partners, Ltd.                   Bahamas              $2,000,000.00
                                                                   ------------
            Total                                                 $5,000,000.00